UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2008
WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
Third Amended and Restated Incentive Plan. On December 16, 2008, the Board of Directors of WCA Waste Corporation approved and adopted the Third Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the “Incentive Plan”), effective as of December 31, 2008. The Incentive Plan was amended and restated to ensure compliance with regulations promulgated under Section 409A of the Internal Revenue Code, as amended (“Section 409A”). No changes were made to the Incentive Plan to provide any new or additional benefits to plan participants. To date, the only awards which have been made under the Incentive Plan have been in the form of restricted stock, which are not subject to Section 409A.
The foregoing description of the Third Amended and Restated 2004 WCA Waste Corporation Incentive Plan is not complete and is qualified in its entirety by reference to such Incentive Plan which is filed as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Third Amended and Restated 2004 WCA Waste Corporation Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: December 19, 2008	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Third Amended and Restated 2004 WCA Waste Corporation Incentive Plan